Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Team, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-258885, 333-209871, 333-211495, 333-222128, 333-225727, and 333-232227) on Form S-8 and the registration statement (No. 333-258884) on Form S-3 of Team, Inc. of our reports dated March 16, 2022, with respect to the consolidated financial statements of Team, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
March 16, 2022